Tidal ETF Trust N-14

Exhibit 99.6(bb)

FORM OF

SECOND AMENDMENT TO THE

TIDAL ETF TRUST

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

THIS SECOND AMENDMENT dated as of [ ], 2023, to the Investment Advisory Agreement, dated as of October 29, 2020 (the “Agreement”), entered into by and between TIDAL ETF TRUST (the “Trust”), on behalf of each series of the Trust listed on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to incorporate non-material revisions to the terms of Section 15 regarding the initial approval and renewals of the Agreement and to add the Gotham Short Strategies ETF, as set forth on Amended Schedule A to the Agreement; and

WHEREAS, Section 21 of the Agreement allows for its amendment by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

1.	All references in Sections 15.1 and 15.2 of the Agreement to approvals, renewals or material amendments to the Agreement being approved by the vote of the Board of Trustees of the Trust “cast in person at a meeting called for the purpose of voting on such approval” are hereby revised to read “cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom)”; and

2.	Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of adding the Gotham Short Strategies ETF, to be effective at the time the Gotham Short Strategies ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST		TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:		By:
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended Schedule A

to the

TIDAL ETF TRUST

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

Fund Name	Advisory Fee
Gotham Enhanced 500 ETF	0.65%
Gotham 1000 Value ETF	0.65%
Gotham Short Strategies ETF	[ ]%